UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2012

LVB ACQUISITION, INC.

BIOMET, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware Indiana	000-54505 001-15601	26-0499682 35-1418342
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

56 East Bell Drive

Warsaw, Indiana 46582

(Address of Principal Executive Offices, Including Zip Code)

(574) 267-6639

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Biomet, Inc. has decided to pursue strategic exploratory work to separate the Company’s Biomet 3i dental business in a tax-free spin-off. There can be no assurance that the evaluation of a potential separation of the Company’s Biomet 3i dental business will result in a separation. Any such transaction would be subject to customary conditions, including receipt of regulatory approvals, an opinion from tax counsel and a favorable ruling from the Internal Revenue Service to ensure the tax-free status of the spin-off, execution of intercompany agreements, further due diligence as appropriate, and final approval by the Board of Directors.

The Company is in the process of developing detailed plans for the Board’s further consideration and final approval. To execute such a separation requires further work on structure, management, governance, transition services and other matters, which is expected to take several months. The Company does not intend to comment further regarding the strategic evaluation, unless and until a decision is made. Biomet is a wholly owned subsidiary of LVB Acquisition, Inc. (“LVB”). LVB has no other operations beyond its ownership of Biomet.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: June 4, 2012

LVB ACQUISITION, INC.

/s/ Daniel P. Florin
By:	Daniel P. Florin
Its:	Senior Vice President and Chief Financial Officer

BIOMET, INC.

/s/ Daniel P. Florin
By:	Daniel P. Florin
Its:	Senior Vice President and Chief Financial Officer